CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       TRUMP HOTELS & CASINO RESORTS, INC.

          UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

     THE UNDERSIGNED, being the duly appointed and acting President of TRUMP HOTELS & CASINO RESORTS, INC. (the "Company"), a corporation organized under the laws of the State of Delaware, for the purpose of amending a certificate of incorporation filed pursuant to Section 102 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

     FIRST: The name of the corporation is TRUMP HOTELS & CASINO RESORTS, INC.

     SECOND: The amendment affected hereby was duly authorized by the Company's Board of Directors and stockholders, in accordance with the provisions of
Section 242 of the DGCL.

     THIRD: The Amended and Restated Certificate of Incorporation of the Company is hereby amended so that Article IV.A thereof shall read in its entirety as follows:

          A. Authorized Capitalization

          The total number of shares of stock which the Corporation shall have the authority to issue is 76,001,000 shares of all classes of stock, consisting of 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred


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     Stock"), 75,000,000 shares of Common Stock, par value $.01 per share (the
     "Common Stock"), and 1,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock").


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

     IN WITNESS WHEREOF, the undersigned has made and signed this certificate this 7th day of October, 1996 and affirms the statements contained herein as true under penalties of perjury.


                                       /s/ Nicholas L. Ribis
                                       -------------------------------------
                                       Name:  Nicholas L. Ribis
                                       Title: President, Chief Executive
                                              Officer and Chief Financial
                                              Officer


ATTEST:



/s/ John P. Burke
-----------------------------------
Name:  John P. Burke
Title: Senior Vice President
       of Corporate Finance
       and Corporate Treasurer


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